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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 1997 (except for Note 13 as to which the date is March 6, 1997) with respect to the consolidated financial statements and schedule of GranCare, Inc. included in the Living Centers of America, Inc. Registration Statement on Form S-4 (Registration Statement No. 333-36525) and incorporated by reference in this Proxy Statement and related Prospectus of Paragon Health Network, Inc. for the registration of its common stock.


                                                               ERNST & YOUNG LLP



Atlanta, Georgia
June 12, 1998